UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2017

Xenetic Biosciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37937	45-2952962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 230 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

(781) 778-7720

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On July 18, 2017, Xenetic Biosciences, Inc. (the “Company”) announced that it had rescheduled its 2017 Annual Meeting of Stockholders ("Annual Meeting") for Wednesday, August 16, 2017. This meeting was convened and dismissed without any business being conducted, due to lack of the requisite quorum of shareholder votes either in person or in proxy. The Annual Meeting has been rescheduled for Thursday, October 5, 2017 at a place and time to be determined by the Company’s Board of Directors, to allow additional time for stockholders to receive new proxy materials and vote on the updated proposals to be set forth in the Company's definitive proxy statement, which will be amended or supplemented to include such updated proposals.

A new record date for the Annual Meeting has yet to be determined but will be included in the updated proxy materials, along with the time and location of the Annual Meeting. The Company strongly advises all of its stockholders to read the proxy statement (including any amendments or supplements thereto, once they become available) and other proxy materials relating to the Annual Meeting because they contain important information. Such proxy materials will be available at no charge on the Securities and Exchange Commission's website at www.sec.gov. In addition, copies of the proxy statement (including any amendments or supplements thereto) and other documents may be obtained free of charge by accessing the Company’s website at www.xeneticbio.com or by contacting the Company’s Corporate Secretary at 781-778-7720 or by mail to Corporate Secretary, Xenetic Biosciences, Inc., 99 Hayden Ave., Ste. 230, Lexington, MA 02421.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: August 23, 2017	Name: James Parslow
Title: Chief Financial Officer

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